Exhibit No. 10(a)

Executive Annual Incentive Plan
Of
Constellation Energy Group, Inc.

        1.    Plan Objective.    The objective of this Plan is to allow Constellation Energy Group, Inc. (Constellation Energy Group or Company) to attract, retain and motivate highly competent officers and key employees of the Company and its subsidiaries by focusing incentive compensation toward the achievement of performance results that primarily support the interests of shareholders and customers of the Company.

        2.    Plan Administration.    The Plan is administered by the Constellation Energy Group Board of Directors' (Board) Committee on Management (Committee on Management) which has sole authority (unless otherwise specified herein) to interpret the Plan; to refine its provisions from time to time, particularly those relating to factors, targets and procedures used in connection with calculating the awards (which refinements shall be reflected in guidelines for the performance year); to suspend the Plan at any time; and in general, to make all other determinations necessary or advisable for the administration of the Plan to achieve its stated objective.

        The Committee on Management shall have the power to delegate all or any part of their duties to one or more designees, and to withdraw such authority, by written designation.

        3.    Eligibility.    Each officer or key employee of Constellation Energy Group or its subsidiaries may be designated in writing by the Committee on Management as a participant under the Plan. Once designated, participation shall continue until such designation is withdrawn at the discretion and by written order of the Committee on Management. Participation is subject to the following conditions:

          Participant must have been an eligible participant for some portion of the performance year and at the time of distribution be actively employed by the Company or elsewhere with the approval of the Company unless employment was terminated by death, disability or retirement. Except as otherwise provided herein, where an individual is not an eligible participant for the entire performance year, the amount of the award, whether full, partial or none, will be at the Committee on Management's discretion.

          Where, prior to the end of a performance year, a participant's active employment is terminated as a result of death, disability or retirement, the award is calculated based on the participant's position at the time of termination. Unless otherwise stated, any such award will be made on a pro-rata basis for the period of active employment, or, in total, at the discretion of the Committee on Management. Where active employment is terminated as a result of death of participant, distribution is made in accordance with Section 9. (Designation of Beneficiary) of this Plan.

        4.    Performance Goals

        A.    Performance Targets.    The Committee on Management shall establish for each plan year Performance Targets designed to accomplish the purpose set forth in Section 1 of this Plan. The Committee on Management will ensure that each plan year's Performance Targets meet the following general criteria:

          (1)    The interests of the Company's shareholders will be balanced with the interests of the Company's customers.

          (2)    The targets should be set at levels which are attainable, but which, in the Committee on Management's judgment, are attainable only with a high degree of competence and diligence.

        The Committee on Management shall have sole authority to amend Performance Targets at any time when, in the Committee's judgment, unforeseen circumstances exist which require modification in order to ensure that the purpose of the Plan is properly served.

        The Committee on Management shall have authority to establish appropriate Performance Targets, differing to the degree necessary from those established for the Company, for each of the Company's subsidiaries employing one or more participants in this Plan; and shall have authority to adjust such targets subsequently should unforeseen circumstances arise.

        B.    Individual Performance.    A participant's individual performance will be evaluated by the Chairman of the Board.

        5.    Award Opportunity.    The Committee on Management shall establish for each plan year the Award Opportunity (minimum, target, and maximum, as appropriate) applicable to participants in the Plan. The Award Opportunity may be allocated among the various Performance Targets and Individual Performance and may vary among classes of participants.

        6.    Award Determination.    The Committee on Management shall determine the Awards, if any, to be made for each plan year as soon after the end of the plan year as is practical.

        Awards are calculated taking into account the degree of attainment of performance targets, individual performance, and the percent of participation during the performance year. The dollar amount of the participants' award is determined by multiplying the participant's prior December 31 annualized base salary by the award percentage.

        7.    Payment of Awards.    Awards approved by the Committee on Management for each plan year shall be paid as soon as practicable after such determination has been made. Payment may be made in a lump cash sum or, at the participants' election, may be deferred in whole or in part. When required by applicable law, Federal, State and FICA taxes will be withheld from awards at applicable rates.

        Awards will not be paid for any performance year in which Company earnings are less than the amount necessary to fund the annual dividend. Additionally, awards will not be paid for any plan year in which the dividend is suspended or effectively reduced from its prior amount.

        8.    Deferred Payment of Award.    A participant may elect to defer the receipt of all or a portion of the award for the plan year. Any such deferral and investment of any such amounts deferred pursuant to this Plan shall be made in accordance with the provisions of the Constellation Energy Group Nonqualified Deferred Compensation Plan.

        9.    Designation of Beneficiary.    A participant shall have the right to designate a beneficiary or beneficiaries who are to receive in a lump sum any undistributed incentive compensation award to the extent a participant has chosen not to defer all or a portion of his incentive award pursuant to Section 8 hereof, should the participant die during the plan year and be entitled to an incentive award for that plan year. Such designation shall apply only to the portion of the undistributed incentive award not subject to a deferral election. Any designation, change or rescission of the designation shall be made in writing by completing and furnishing to the Vice President—Human Resources of the Company a notice on an appropriate form designated by the Vice President—Human Resources of the Company. The last designation of beneficiary received by the Vice President—Human Resources of the Company shall be controlling over any testamentary or purported disposition by the participant, provided that no designation, rescission or change thereof shall be effective unless received prior to death of the participant. Distribution of any incentive awards previously deferred pursuant to Section 8 of the Plan shall be paid to the beneficiary or beneficiaries designated under the Constellation Energy Group Nonqualified Deferred Compensation Plan.

        10.    Change in Control.    Notwithstanding any other provisions of this Plan to the contrary, if a participant separates from service with Constellation Energy Group or a subsidiary of Constellation Energy Group (except due to a participant's transfer of employment to or from a subsidiary of Constellation Energy Group), within 2 years following a change in control (or, if earlier, upon termination of the Participant's employment with the Company or a subsidiary if it is reasonably demonstrated that such Termination from Employment (a) was at the request of a third party who has taken steps reasonably calculated to effect a change in control or (b) otherwise arose in connection with or with or anticipation of a change in control), such participant is eligible for an award for the performance year during which the separation from service occurs. The award is calculated assuming maximum performance achievement and based on the participant's position at the time of termination and is pro-rated for the period of active employment during the performance year. The Committee on Management, in its discretion, may grant a total, rather than pro-rated award. Payment of the award will be made in a lump cash sum within 60 days after the participant's separation from service. Payment may not be deferred.

        A change in control for purposes of this Section 10 shall mean the occurrence of any one of the following events:

          (i)    individuals who, on January 24, 2003, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 24, 2003, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

          (ii)    any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a change in control by virtue of any of the following acquisitions: (A) by the Company or any corporation with respect to which the Company owns a majority of the outstanding shares of common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (a "Subsidiary Company"), (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), or (E) pursuant to any acquisition by Plan participant or any group of persons including Plan participant (or any entity controlled by Plan participant or any group of persons including Plan participant);

          (iii)    consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiary Companies (a "Business Combination"), unless immediately following such Business Combination: (A) more than 60% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B), and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

          (iv)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or the consummation of a sale of all or substantially all of the Company's assets.

        Notwithstanding the foregoing, a change in control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a change in control of the Company shall then occur.

        Notwithstanding any provision in the Plan to the contrary, on or within 2 years after a change in control, no action, including, but not by way of limitation, the amendment, suspension or termination of the Plan, shall be taken which would adversely affect the rights of any participant without such participant's prior written consent.

        11.    Miscellaneous.    The plan year and the performance year shall be the same and shall be the calendar year.

        Any payments made under this Plan are not considered as earnings for purposes of determining benefits under any pension, profit sharing or other retirement or welfare plan, or for any other general employee benefit program, unless expressly considered as compensation under the terms of such plan or program.

        None of the payments provided under this Plan which are deferred shall be subject to alienation or assignment by any participant or beneficiary nor shall any of them be subject to attachment or garnishment or other legal process except to the extent specifically mandated and directed by applicable State or Federal statute. Payment shall be made only into the hands of the participant or beneficiary entitled to receive the same or into the hands of his or her authorized legal representative. Deposit of any sum into any financial institution to the credit of the participant or beneficiary entitled thereto shall constitute payment into his or her hands. Notwithstanding the foregoing, at the request of the participant or beneficiary or as required by law, such sums as may be requisite for payment of any estimated or currently accrued income tax liability may be withheld and paid over to the governmental entity entitled to receive the same.

        Participation in this Plan shall not constitute a contract of employment between the Company and any employee and shall not be deemed to be consideration for, inducement to, or a condition of employment of any person. The deferral of any incentive compensation amounts pursuant to the provisions of the Plan shall not be construed to give any employee the right to be retained in the employ of the Company or to interfere with the right of the company to terminate such employment at any time.

        The Committee on Management intends to continue the Plan indefinitely but reserves the right to amend the Plan from time to time or to permanently discontinue it provided none of these, nor any suspension, may deprive the participants of any payment of amounts which were previously awarded at the time thereof.

        In the event Constellation Energy Group becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which Constellation Energy Group will not be the surviving corporation or in which the holders of the common stock of Constellation Energy Group will receive securities of another corporation (in any such case, the "New Company"), then the New Company shall assume the rights and obligations of Constellation Energy Group under this Plan.